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                                                                    Exhibit 10.4
                            STOCKHOLDERS' AGREEMENT

                 This Agreement (the "Stockholders' Agreement"), dated as of February 2nd, 1996, is by and among KATHRYN ALBERTSON, ALBERTSON'S, INC., a Delaware corporation (the "Corporation"), and Alscott Limited Partnership #1, a Texas limited partnership (the "Partnership").

                                    RECITALS

                 WHEREAS, the Corporation and Kathryn Albertson entered into an agreement, dated December 31, 1979 (the "Old Agreement"), pursuant to which Kathryn Albertson granted to the Corporation, among other things, a right of first refusal to the shares of common stock of the Corporation ("Common Stock") owned or thereafter acquired by her; and

                 WHEREAS, on August 3, 1995, Kathryn Albertson and Alscott Limited Partnership #2, a Texas Limited Partnership, entered into an agreement(the "Contribution Agreement"), pursuant to which Kathryn Albertson contributed 20,840,446 shares of Common Stock owned by her to Alscott Limited Partnership #2, and, in August of 1995, an additional 2,000 shares of Common Stock were contributed to Alscott Limited Partnership #2 as a result of the exercise of a stock option pursuant to the Albertson's, Inc. 1995 Stock Option Plan for Non-Employee Directors by Kathryn Albertson. Effective January 1, 1996, the 26,846,046 shares of Common Stock held by Alscott Limited Partnership #2 (including the 20,842,446 shares of Common Stock contributed by Kathryn Albertson), were transferred to the Partnership, and Alscott Limited Partnership #2 was liquidated and dissolved, all with the express approval of Albertson's, Inc.; and

                 WHEREAS, concurrently herewith, the Corporation and the Partnership are entering into an agreement, dated of even date herewith (the "New Agreement"), pursuant to which the parties thereto are formally making the Partnership a party to the terms and conditions of an agreement entered into on August 3, 1995 between the Corporation and Alscott Limited Partnership #2 and pursuant to which the Partnership is granting to the

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Corporation, among other things, a right of first refusal to the shares of
Common Stock of the Corporation contributed, presently or hereafter, to the Partnership by Kathryn Albertson (including any stock dividends and the like related to such Common Stock); and

                 WHEREAS, the parties hereto desire to enter into this Stockholders' Agreement in order to formally make the Partnership a party to the terms and conditions of an agreement entered into on August 3, 1995 among Kathryn Albertson, the Corporation and Alscott Limited Partnership #2 which specifically provided that it was binding upon successors of Alscott Limited Partnership #2 and to provide, among other things, (i) that the transactions pursuant to the Contribution Agreement and the transfer to the Partnership effective January 1, 1996, shall not cause any of the provisions of Sections 3 or 4 of the Old Agreement to be activated and (ii) for the coordination of the actions by Kathryn Albertson and the Partnership.

                                   AGREEMENT

                 NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and obligations set forth in this Stockholders' Agreement, the parties hereto agree as follows:

                 1.    Non-Application and Waiver.  Each of Kathryn
Albertson and/or the Corporation waives, with respect to the contribution of the shares of Common Stock to the Partnership pursuant to the Contribution Agreement and the transfer to the Partnership effective January 1, 1996, each of their rights they have under Sections 3 and 4 of the Old Agreement, and Sections 3 and 4 of the Old Agreement shall have no application to the contribution of the Common Stock pursuant to the Contribution Agreement and the transfer to the Partnership effective January 1, 1996.

                 2. Continuing Effect of Old Agreement. All terms and provisions of the Old Agreement shall continue to apply to (i) the shares of Common Stock now owned by Kathryn Albertson and not contributed to the Partnership and (ii) any shares of Common Stock hereafter acquired by Kathryn Albertson.





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                 3.    Cooperation With Respect to Public Offerings.  If
the provisions of Section 5 of the Old Agreement and of the New Agreement are activated so that the shares of Common Stock subject to the Old Agreement and New Agreement are to be sold by the personal representative of Kathryn Albertson (the "Personal Representative") and by the Partnership, respectively, upon the death of Kathryn Albertson, the Personal Representative and the Partnership shall cooperate in all respects with regard to the public offering of the shares of Common Stock to be sold pursuant to the terms of such Sections
5. In the event that the Personal Representative and the Partnership shall not agree as to the terms of the sale of the shares of Common Stock as provided in such Sections 5, the terms of the sale of the Common Stock shall be determined by the Personal Representative.

                 4. Exercise of Options. In the event of the death of Kathryn Albertson, the Corporation shall either (i) exercise both of its options to purchase shares of Common Stock pursuant to Section 4 of the New Agreement and Section 4 of the Old Agreement, respectively, or (ii) refrain from exercising each such option to purchase shares of Common Stock, but in no event shall the Corporation exercise one of such options without exercising the other.

                 5. Notices. All notices, offers, acceptances, demands, requests and other communications contemplated in this Stockholders' Agreement shall be in writing and shall be deemed delivered either (a) by personal delivery to the party to whom it is addressed or (b) upon the expiration of three (3) days following the date of mailing (as shown by the postmark on the envelope) through United States Certified Mail, postage prepaid, return receipt requested, addressed to the respective parties hereto at the following addresses:

         In the case of Kathryn Albertson:

                 Kathryn Albertson
                 Suite 100
                 380 E. Parkcenter Blvd.
                 Boise, Idaho 83706





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         In the case of the Partnership:

                 Alscott Limited Partnership #1
                 Suite 100
                 380 E. Parkcenter Blvd.
                 Boise, Idaho 83706
                 Attention:  Thomas Wilford

    In the case of the Corporation, a separate notice addressed to each of:

         Thomas R. Saldin                          Kaye L. O'Riordan
         Executive Vice President,                 Corporate Secretary and
         Administration and                        Senior Attorney
         General Counsel                           Albertson's, Inc.
         Albertson's, Inc.                         250 E. Parkcenter Blvd.,
         250 E. Parkcenter Blvd.                   Boise, Idaho 83706
         Boise, Idaho 83706

Kathryn Albertson or the Partnership may change her/its address above stated by notice in writing to the Corporation. The Corporation may change individual officers or the address above stated by notice in writing to both Kathryn Albertson and the Partnership.

                 All notices required to be given by the Corporation to Kathryn Albertson under the Old Agreement or this Stockholders' Agreement shall simultaneously be given to the Partnership, and all notices required to be given by the Corporation to the Partnership under the New Agreement or this Stockholders' Agreement shall simultaneously be given to Kathryn Albertson, in each case pursuant to the respective provisions of such agreements.

                 6.    Succession.

                 6.1. It is agreed that no party to this Stockholders' Agreement shall assign this Stockholders' Agreement or its rights hereunder to any third party without the express approval in writing of each other party hereto. This Stockholders' Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns (to the extent approved by each other party hereto).





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                 6.2.  The provisions of this Stockholders' Agreement to be performed following the death of Kathryn Albertson shall be binding upon the personal representative of the estate of Kathryn Albertson, then deceased, and her heirs and devisees.

                 7.    Enforcement - Attorneys Fees.

                 7.1. Each party hereto recognizes that her/its obligations hereunder are unique and that the breach of any obligation could not be adequately compensated by monetary damages; therefore, each party directs that specific performance of each such obligation shall be available to the other party for any such breach.

                 7.2. In the event suit or action be instituted by any party to enforce performance by another party of the terms and provisions of this Stockholders' Agreement incumbent upon the other party to be kept or performed, the prevailing party in such suit or action shall be entitled to recover a reasonable sum as attorneys fees and all courts costs incurred on behalf of that party and that amount shall be included in the judgment made and entered in that action.

                 8.    Other Agreements.

                 This Stockholders' Agreement together with the New Agreement shall supersede any prior oral understanding between the parties with respect to the sale and purchase of shares of Common Stock. Except to the extent specifically otherwise provided in this Stockholders' Agreement, the Old Agreement shall remain in full force and effect.


                 9.    Validity - Legality.

         In the event that any provision of this Stockholders' Agreement shall be held invalid or illegal or unenforceable in whole or in part, the validity of any other provision of this Stockholders' Agreement shall not in any manner be affected thereby.





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                 10.   Governing Law.

                 The provisions of this Stockholders' Agreement and the interpretation thereof shall be governed and construed in accordance with the laws of the State of Idaho.

                 IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement as of the date and year set forth first above.


                                           ALBERTSON'S, INC.


                                           THOMAS R. SALDIN
                                           ------------------------------------
                                           By:     Thomas R. Saldin
                                           Title:  Executive Vice President
                                                   Administration & General
                                                   Counsel


                                           KATHRYN ALBERTSON
                                           ------------------------------------
                                           Kathryn Albertson


                                           ALSCOTT LIMITED PARTNERSHIP #1

                                           By:  Alscott, Inc.
                                                General Partner


                                           By:  THOMAS WILFORD
                                                -------------------------------
                                                Thomas Wilford
                                                Treasurer and Secretary





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